EXHIBIT 4.4

ROCKDALE RESOURCES CORPORATION

AND

______________________________________

                 Trustee

__________________

INDENTURE

Dated as of _________

___________________

$______

TABLE OF CONTENTS

Article	Section	Heading	Page
1		Definitions and Incorporation by Reference
	1.01	Definitions
	1.02	Other Definitions
	1.03	Incorporation by Reference of Trust Indenture Act
	1.04	Rules of Construction

2		The Securities
	2.01	Form and Dating
	2.02	Execution and Authentication
	2.03	Registrar, Paying Agent and Conversion Agent
	2.04	Paying Agent to Hold Money in Trust
	2.05	Securityholder Lists
	2.06	Transfer and Exchange
	2.07	Replacement Securities
	2.08	Outstanding Securities
	2.09	Treasury Securities
	2.10	Priority of Liens
	2.11	Cancellation
	2.12	Defaulted Interest

3		Redemption
	3.01	Conditions of Redemption
	3.02	Notice of Redemption
	3.03	Effect of Notice of Redemption
	3.04	Deposit of Redemption Amounts

4		Covenants
	4.01	Payment of Securities
	4.02	SEC Reports
	4.03	Compliance Certificate

Article	Section	Heading	Page
5		Successors
	5.01	When Company May Merge, etc.

6		Defaults and Remedies
	6.01	Events of Default
	6.02	Acceleration
	6.03	Other Remedies
	6.04	Waiver of Past Defaults
	6.05	Control by Majority
	6.06	Limitation on Suits
	6.07	Rights of Holders to Receive Payment
	6.08	Collection Suit by Trustee
	6.09	Trustee May File Proofs of Claim
	6.10	Priorities
	6.11	Undertaking for Costs

7		Trustee
	7.01	Duties of Trustee
	7.02	Rights of Trustee
	7.03	Individual Rights of Trustee
	7.04	Trustee’s Disclaimer
	7.05	Notice of Defaults
	7.06	Reports by Trustee to Holders
	7.07	Compensation and Indemnity
	7.08	Replacement of Trustee
	7.09	Successor Trustee by Merger, etc.

8		Discharge of Indenture
	8.01	Termination of Company’s Obligations
	8.02	Application of Trust Money
	8.03	Repayment to Company

Article	Section	Heading	Page
9		Discharge of Indenture
	9.01	Without Consent of Holders
	9.02	With Consent of Holders
	9.03	Compliance with Trust Indenture Act
	9.04	Revocation and Effect of Consents
	9.05	Notation on or Exchange of Securities
	9.06	Trustee Protected

10		Conversion
	10.01	Conversion Privilege
	10.02	Conversion Procedure
	10.03	Fractional Shares
	10.04	Taxes on Conversion
	10.05	Company to Provide Stock
	10.06	Adjustment for Change in Capital Stock
	10.07	Adjustment for Rights Issue
	10.08	Adjustment for Other Distributions
	10.09	Current Market Price
	10.10	Adjustment May be Deferred
	10.11	When No Adjustment Required
	10.12	Notice of Adjustment
	10.13	Voluntary Reduction
	10.14	Notice of Certain Transactions
	10.15	Reorganization of Company
	10.16	Company Determination Final
	10.17	Trustee's Disclaimer
	10.15	Reorganization of Company
	10.17	Trustee’s Disclaimer

Article	Section	Heading	Page
12		Miscellaneous
	11.01	Trust Indenture Act
	11.02	Notices
	11.03	Communications by Holders with Other Holders
	11.04	Certificate and Opinion as to Conditions Precedent
	11.05	Statements Required in Certificate or Opinion
	11.06	Rules by Trustee and Agents
	11.07	Legal Holidays
	11.08	No Recourse Against Others
	11.09	Duplicate Originals
	11.10	Variable Provisions
	11.11	Governing Law

Signatures

v

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01  Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board.

“Collateral” means the assets secured by the Mortgage and Security Agreement.

“Common Stock” means the common stock of the Company as it exists on the date of this Indenture as originally signed.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or Colorado Corporation Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended from time to time.

“Mortgage and Security Agreement” means that instrument between the Company and the Trustee which provides that the Securities will be secured by a first lien by any wells the Company drills and completes or acquires with the proceeds from the sale of the Securities.

“Mortgage Properties” means the properties referred to in the Mortgage and Security Agreement.

“Officer” means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-President of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Principal” of a debt security means the principal of the security plus the premium, if any, on the security.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Securities described above issued under this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date shown above.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02   Other Definitions.

Term	Defined in Section

“Bankruptcy Law”	6.01
“Common Stock”	10.01
“Conversion Agent”	2.03
“Custodian”	6.01
“Debt”	11.02
“Event of Default”	6.01
“Legal Holiday”	12.07
“Officer”	12.10
“Paying Agent”	2.03
“Quoted Price”	12.10
“Registrar”	2.03
“Representative”	11.02
“Senior Debt”	11.02
“U.S. Government Obligations”	8.01

Section 1.03   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the indenture securities means the Company.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the means assigned to them.

Section 1.04   Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular; and

(5)	provisions apply to successive events and transactions.

ARTICLE 2

THE SECURITIES

Section 2.01   Form and Dating.

The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication.

Section 2.02   Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.  The Company’s seal shall be reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A security shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue up to the aggregate principal amount of $10,000,000 upon a written order of the Company signed by two Officers.  The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate. An authenticating agent is sometimes referred to in this Indenture as the Transfer Agent.

Section 2.03   Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent; the term “Conversion Agent” includes any additional conversion agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee  shall act as such.

Section 2.04   Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Security holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the paying Agent shall have no further liability for the money.  If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05   Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06   Transfer and Exchange

Where Securities are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 9.05 or 10.02.

Section 2.07   Replacement Securities.

If the Holder of a Security claims that the Security has been lost destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replace.  The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.08   Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchase.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.09   Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Section 2.10                      Priority of Liens.

The Securities will be secured by a first lien by any wells the Company drills and completes or acquires with the proceeds from the sale of the Securities. The Securities will also be secured by a second lien on all other assets of the Company. The Second lien will be subordinate to any borrowings, not to exceed $5,000,000, from any bank or similar financial institute.

Section 2.11   Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion.   The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of cancelled Securities as the Company directs.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 10.

Section 2.12   Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner.  It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date.  The Company shall fix the record date and payment date.  At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE 3

REDEMPTION

Section 3.01   Conditions of Redemption.

At any time the Company may redeem all outstanding Securities, if:

•	The Company’s common stock has closed at a price which is at least twice the then applicable Conversion Price of the Securities for at least ten consecutive trading days; and

•	The average trading volume in the Company’s stock has been at least 30,000 shares during the ten trading days.

In addition to the foregoing, the Company may redeem all outstanding Securities if:

•	At least 50% of the Company’s outstanding shares are acquired in a merger, share-for-share exchange, or similar transaction, and

•
The amount received for one share of the Company’s common stock in the transaction, either in cash, fair value of securities or property, or any combination of cash, securities of property, is at least twice the then applicable Conversion Price.

If the Company elects to redeem the Securities, it shall notify the Trustee of the redemption date. In the case of redemption, all outstanding Securities must be redeemed.

Section 3.02   Notice of Redemption.

At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of the Securities.

The notice shall state:

(1)	the redemption date;

(2)	the conversion price;

(3)	the name and address of the Paying Agent and Conversion Agent;

(4)	that Securities may be converted at any time before the close of business on the redemption date;

(5)	that Securities must be surrendered to the Paying Agent to collect the redemption price; and

(6)	that interest on Securities called for redemption ceases to accrue on and after the redemption date.

Section 3.03   Effect of Notice of Redemption.

Once notice of redemption is mailed, the Securities called for redemption become due and payable on the redemption date.

Section 3.04   Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the outstanding principal amount of the Securities, plus all accrued and unpaid interest computed up to the redemption date.  The Paying Agent shall return to the Company any money not required for that purpose as a result of the conversion of Securities.

ARTICLE 4

COVENANTS

Section 4.01   Payment of Securities.

The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities .  Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

Section 4.02   SEC Reports.

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the4 SEC may be rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1935.

Section 4.03   Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default that occurred during the fiscal year.  If they do, the certificate shall describe the Default and its status.

ARTICLE 5

SUCCESSORS

Section 5.01   When Company May Merge, etc.

The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

(1)	the person is a corporation;

(2)
The person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 10.15 the Company or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; and

(3)	Immediately after the transfer no Default exists.

The surviving transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE 6

DEFAULTS AND REMEDIES

6.01	vents of Default

A.	An “Event of Default” occurs if:

•	The Company fails to make any interest or principal payment when;

•
The Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in this Indenture or the Mortgage and Security Agreement and the breach or default continues uncured for a period of fifteen business days after the date in which notice of the breach or default is given to the Company, or ten trading days after the Company becomes, or should have become, aware of such breach or default; and

•	The Company files for protection from its creditors under the federal bankruptcy code, or a third party files an involuntary bankruptcy petition against the Company

B.           A default is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within in fifteen days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

C.           Upon the occurance of a Default, Trustee is authorized and empowered and it shall be Trustee’s duty to sell the Mortgaged Properties and Collateral pursuant to terms of the Mortgage and Security Agreement and to otherwise take any actions required or permitted by the Mortgage and Security Agreement.

Section 6.02   Acceleration.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare all principal and accrued interest on all the Securities to be due and payable.  Upon such declaration the principal and interest due with respect to the Securities shall be due and payable immediately.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.03   Other Remedies.

If an Event of Default occurs and is continuing the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities, or this Indenture, or the Mortgage and Security Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Security.

Section 6.05   Control by Majority.

The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would subject the Trustee to personal liability.

Section 6.06   Limitation on Suits.

A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(1)	the Holder gives to the Trustee notice of a Event of Default;

(2)	the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

Section 6.08   Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10   Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 67% in principal amount of the Securities,

ARTICLE 7

TRUSTEE

Section 7.01   Duties of Trustee.

(a)
If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)	Except during the continuance of an Event of Default:

1)	The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

2)
In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

1)	This paragraph does not limit the effect of paragraph (b) of this Section.

2)	The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

3)	The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)	Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)	The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights of Trustee.

(a)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)
Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c)	The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 7.10 and 7.11

Section 7.04   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.05   Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06   Reports by Trustee to Holders.

Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA §313(a).  The Trustee also shall comply with TIA §313(b)(2).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.  The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07   Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any loss or liability incurred by it.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities n all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged as bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.09   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01   Termination of Company’s Obligations.

The Company may terminate all of its obligations under this Indenture if:

(1)	the Securities are no longer outstanding, or

(2)	the Company irrevocably deposits in trust with the Trustee money sufficient to pay all principal and interest on the Securities to maturity or redemption, as the case may be.

After the deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company’s obligations under this Indenture.

Section 8.02   Application of Trust Money.

The Trustee shall hold in trust money or US. Government Obligations deposited with it pursuant to Section 8.091.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.  Money and securities so held in trust are not subject to Article 11.

Section 8.03   Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE 9

AMENDMENTS

Section 9.01   Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to comply with Sections 5.01 and 10.15;

(3)	to provide for uncertificated Securities in addition to certificated Securities; or

(4)	to make any change that does not adversely affect the rights of any Securityholder.

Section 9.02   With Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66 2/3% in principal amount of the Securities.  However, without the consent of each Securityholder affected, an amendment under this Section may not:

(1)	reduce the amount of Securities whose Holders must consent to an amendment;

(2)	reduce the rate of or change the time for payment of interest on any Security;

(3)	reduce the principal of or change the fixed maturity of any Security;

(4)	make any Security payable in money other than that stated in the Security;

(5)	make any change in Section 6.04, 6.07 or 9.02 (second sentence);

(6)	make any change that adversely affects the right to convert any Security; or

(7)	make any change in Article 11 that adversely affects the rights of any Securityholder.

An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue, pursuant to its terms, consent to the change.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

Section 9.03   Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

Section 9.05   Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.  The Company in exchange for all Securities, may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.06   Trustee Protected.

The Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10

CONVERSION

Section 10.01   Conversion Privilege.

A Holder of a Security may convert it into Common Stock at any time.  Prior to the time it has been paid or prior to the redemption date, whichever first occurs.  The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price.:  Divide the principal amount to be converted by the conversion price in effect on the conversion date.

Section 10.02   Conversion Procedure.

To convert a Security a Holder must deliver the Security to the Conversion Agent with the Conversion Notice properly completed and signed.  The date on which the Holder satisfies all those requirements is the conversion date.  As soon as practical, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion  The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

No payment or adjustment will be made for accrued interest on a converted Security.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 10.03   Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Security.  Instead the Company will round the fractional share to the nearest whole share.

Section 10.04   Taxes on Conversion.

Upon the conversion of a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name.

Section 10.05   Company to Provide Stock.

The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable.

The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange or dealer quotation system on which the Common Stock is listed.

Section 10.06   Adjustment for Change in Capital Stock.

(1)	Pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)	Subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)	Combines its outstanding shares of Common Stock into a smaller number of shares;

(4)	Makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(5)	Issues by reclassification of its Common Stock any shares of its capital stock,

Then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of it may receive shares of tow or ore classes of capital stock the Company, the Company shall determine that allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this article.

Section 10.07   Adjustment for Rights Issue.

If the Company distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the formula:
             N x P
     O  +    M
C’ = C x   O  +    N

Where:

C’      =       the adjusted conversion price.
C      =       the current conversion price.
O      =       the number of shares of Common Stock outstanding on the record date.
N      =       the number of additional shares of Common Stock offered.
P      =       the offering price per share of the additional shares.
M      =       the current market price per share of Common Stock on the record date.

The adjustment shall become effective immediately after the record date for the determination of stockholder entitled to receive the rights or warrants.

Section 10.08   Adjustment for Other Distributions.

If the Company distributes to all holder of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Company, the conversion price shall be adjusted in accordance with the formula:

         M - F
C’      =       C  x     M

Where:

C’	=	the adjusted conversion price.
C	=	the current conversion price.
M	=	the current market price per share of Common Stock on the record date mentioned below.
F	=	the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Company shall determine the fair market value.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company. Also, this Section does not apply to rights or warrants referred to in Section 10.07.

Section 10.09   Current Market Price.

In Section 10.07 and 10.08 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

Section 10.10   When Adjustment May be Deferred.

No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 10.11   When No Adjustment Required.

No adjustment need be made for a transaction referred to in Section 10.06, 10.07 or 10.08 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 10.12   Notice of Adjustment.

Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee a certificate form the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

Section 10.13   Voluntary Reduction.

The Company from time to time may reduce the conversion price b any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

Whenever the conversion price is reduced, the Company shall mail to Securityholders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.06 through 10.08.

Section 10.14   Notice of Certain Transactions.

If:

(1)
the Company takes any action that would require an adjustment in the conversion price pursuant to Section 10.06, 10.07, or 10.08 and if the Company does not let Securityholders participate pursuant to Section 10.11;

(2)	the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or

(3)	there is a liquidation or dissolution of the Company.

the Company shall mail to Securityholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.15   Reorganization of Company.

If the Company is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes it outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Company shall mail to Securityholders a notice briefly describe in the supplemental indenture.

If this Section applies, Section 10.06 does not apply.

Section 10.16   Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.08, 10.09 or 10.11 is conclusive.

Section 10.17   Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

ARTICLE 11

MISCELLANEOUS

Section 11.01   Trust Indenture Act.

This Indenture, by law, is not subject to the provisions of the TIA. However the Company believes that certain provisions of the TIA are beneficial. Accordingly if, any provision of this Indenture incorporates by reference any provision of the TIA, the applicable provision the TIA shall control.

Section 11.02   Notices.

Any notice or communication by the Company of the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other’s address stated in §12.10.  The Company or the Trustee by notice of the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to the other Securityholder.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

All other notices or communications shall be in writing.

Section 11.03   Communication by Holder with Other Holders.

Securityholders may communicate pursuant to TIA §312(b) with other Securityholders with respect to their rights under this Indenture or the securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)	An Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	An Opinion of Counsel stating that, in the opinion of such counsel all such conditions precedent have been complied with.

Section 11.05   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its function.

Section 11.07   Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08   No Recourse Against Others.

All liability described in the securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 11.09   Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture.

Section 11.10   Variable Provisions.

“Officer” means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

The Trustee initially appoints Corporate Stock Transfer, Inc. as authenticating agent.

The Company initially appoints Corporate Stock Transfer, Inc. as Paying Agent, Registrar, and Conversion Agent.

The first certificate pursuant to Section 4.03 shall be for the fiscal year ending _________, 2012.

The reporting date for Section 7.06 is ___________ of each year. The first reporting date is _____________.

In Section 10.03 and 10.09, the “Quoted Price” of the Company’s Common Stock is the price of the Common Stock on the principal market where the Company’s Common Stock is traded.

The Company’s address is:

11044 Research Blvd.
Suite A-200
Austin, Texas  78759

The Trustee’s address is:

__________________
__________________
__________________

Section 11.11 Governing Law. The laws of the State of Colorado shall govern this Indenture and the Securities.

SIGNATURES

Dated: ________________________                                      ROCKDALE RESOURCES CORPORATION

By:
      President

Attest: ________________________

(SEAL)

Dated: ________________________

By:
     Trust Officer

Attest: ________________________

(SEAL)

Rockdale Indenture 10-19-12

EXHIBIT A
(Face of Security)

(Back of Security)

Rockdale Indenture 10-19-12